Exhibit 99.1

Investor Relations Contacts:
Mr. Andrew Haag, Managing Partner
IRTH Communications, LLC
Tel: +1-866-976-IRTH (4784)
E-Mail: stwa@irthcommunications.com
Website: www.irthcommunications.com
Company Website: www.stwa.com

Mr. Jeremy Roe, Managing Partner
Integra Consulting Group, LLC
Tel: +1-925-262-8305
E-Mail: jeremy@integraconsultinggroup.com
Website: www.integraconsultinggroup.com

FOR IMMEDIATE RELEASE

Recent Test Results Published by U.S. DOE/RMOTC States STWA’s New Technology Delivers Increases in Pipeline Efficiency of 13.14% to 13.55%

Company’s Proprietary AOT™ Device Could Materially Reduce Oil Transport Costs and Assist in U.S. Energy Independence

Santa Barbara, Calif. – October xx, 2011 -- STWA, Inc. (OTCBB: ZERO) (“STWA” or the “Company”), an innovative company creating technology focused on energy efficiency of large-scale energy production and improved fuel economy for diesel fleets, announced today that the U.S. Department of Energy's (DOE) Rocky Mountain Oilfield Testing Center (RMOTC) has issued a report stating that the Company’s Applied Oil Technology (AOT™) achieved significant gains in crude oil pipeline efficiency of 13.14% to 13.55%.

The statements that follow below are included in the RMOTC’s report, which can be viewed at: http://www.rmotc.doe.gov/PDFs/TS19_51141_Final%20Report.pdf. A copy of this press release and the report referenced has also been filed with the Securities and Exchange Commission and can be viewed at: www.sec.gov.

Members of the team shown with AOT™ unit connected to a live oil pipeline. Photo includes personnel from STWA, U.S. DOE/RMOTC and Temple University physicist Dr. Rongjia Tao.

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The Rocky Mountain Oilfield Testing Center (RMOTC) conducted a field test on the STWA in-line viscosity reduction device at the Naval Petroleum Reserve No. 3 (NPR-3) located 35 miles north of Casper in Natrona County, Wyoming.

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The in-line viscosity reduction device is designed to reduce the line-loss of crude oil traveling through a commercial pipeline and thereby reduce the energy required to transport crude oil through pipelines.

•	Gains in pump operation efficiency were observed on the 4.4 mile, 6 inch, schedule 80 buried pipeline test loop.

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STWA, Inc. (STWA) of Santa Barbara, California, together with Temple University of Philadelphia’s physics department, designed and created the AOT device to reduce the energy required to transport crude oil through commercial pipelines.

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The device exposes passing crude oil to a precisely controlled electric field to reduce the oil viscosity. This is intended to reduce line-loss (fluid drag) and pressure, without changing the oil temperature or composition. In a commercial pipeline operation, the intended results would translate into reduced pump power required to maintain constant flow rates, and would thereby deliver energy savings for crude oil transportation.

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Power consumption was observed to decrease by 13.55% when the device was operating at one third its power capacity. After running for 70 minutes, the device was deactivated, and pump motor power consumption returned to baseline pre-treatment numbers within 56 minutes.

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Power consumption was observed to decrease by 13.14% when the device was operating at one fourth its power capacity. After running for 75 minutes, the device was deactivated, and pump motor power consumption returned to baseline pre-treatment numbers within 15 minutes.

•	Preliminary test results indicate that the viscosity reduction device operated successfully.

•	Pipeline line-loss and pump motor power consumption were reduced for a given flow rate during the observed test.

•	The device may hold potential for energy savings and increased pipeline flow rates for the oil production and transportation industry.

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This research was co-funded by STWA, Inc. and the Pipeline Research Council International (PRCI).  Work was directed by Clarke Turner, Brian Haight, Wes Lintz, Wes Riesland, and Jeanette Buelt (of RMOTC).

“We are very excited by the strong results AOT™ has shown in field-scale testing as outlined in the RMOTC’s report,” stated Mr. Cecil Bond Kyte, Chairman and CEO of STWA, Inc. “Based on the trials performed, the data for our AOT™ prototype showed a very significant line loss improvement when employed on a live oil pipeline when running below the suggested threshold power settings. Additional testing will be required to allow us and Temple University to more fully evaluate and confirm the efficacy of our AOT™ technology as well as its commercial application. We expect to potentially achieve better results on subsequent trials that we plan to schedule shortly in front of industry members.”

Mr. Kyte continued, “I would like to thank the RMOTC and industry members for providing the infrastructure and technical expertise to support our testing and validate our technology. Based on these results, we believe that AOT™ truly has the potential to change the way crude oil is transported around the globe and generate considerable cost savings for the pipeline industry."

Dr. Rongjia Tao, Chairman of Temple University’s Physics Department and Chief Scientist of the project, stated, “The tests confirm our lab results that the new technology reduces the oil viscosity, increases the oil flow rate in pipelines, and suppresses turbulence. The new technology is expected to have great impact on energy production and transportation. I truly appreciate the efforts and hard work STWA has spent on the project.”

Mr. Bjorn Simundson, Executive Director, Program Management / Operations of STWA, Inc., commented, “Watching the pump head discharge pressure go down 18psi, and watching the pressure gauge 4 miles downstream go up in pressure as the fluid no longer drags as badly against the pipe wall, while your pump motor variable frequency drive unit is telling you it’s using 1.95 less kilowatts to run at the same speed is really exciting to see with your own eyes. This is important for domestic energy production because the new fields coming online, especially in the Midwest, are already at or over capacity as it is.  Unlocking pipeline line-loss lets your pumps run at the same speed using less energy like we did in this test, or lets you run your pump faster at the same energy you used before.”

Mr. Simundson added, “If we want U.S. energy security, we have to be able to get oil where it needs to go, fast and easy.  Letting pipelines run faster and use less energy per mile is the name of the game.”

About STWA, Inc.

STWA, Inc. (OTCBB: ZERO) is an innovative company creating technology focused on energy efficiency of large-scale energy production and improved fuel economy for diesel fleets.  The Company’s Patented and Patent Pending technologies, including AOT™ (Applied Oil Technology), under development with Temple University, and ELEKTRA™ (for Improved Diesel Engine Efficiency), provide efficient and cost-effective means of improving the efficacy of crude oil transport and diesel engine efficiency to assist in meeting global increasing energy demands and emission quality standards.  Applications include:  (AOT™) Crude oil extraction & delivery systems, including oil platforms, oil fields and pipeline transmission systems. (ELEKTRA™) Diesel trucks, trains, marine vessels, military fleets and jet turbines.

More information including a company Fact Sheet, logos and media articles are available at: http://www.irthcommunications.com/clients_ZERO.php, and at: http://www.stwa.com.

Safe Harbor Statement

This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from any future results described within the forward-looking statements. Risk factors that could contribute to such differences include those matters more fully disclosed in the Company's reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents the Company's estimates as of the date of the press release, and subsequent events and developments may cause the Company's estimates to change. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company's estimates of its future financial performance as of any date subsequent to the date of this press release.